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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                                                      JURISDICTION OF
           NAME OF ENTITY:                            INCORPORATION:
           ---------------                            --------------
           Applix B.V.                                The Netherlands

           Applix Canada, Inc.                        Delaware

           Applix Foreign Sales Corporation           Barbados

           Applix France                              France

           VistaSource France                         France

           Applix GmbH                                Germany

           VistaSource GmbH                           Germany

           Applix (UK) Limited                        United Kingdom

           VistaSource (UK) Limited                   United Kingdom

           Applix Securities Corp.                    Massachusetts

           Applix Singapore, Inc.                     Delaware

           Applix Australia Pty. Ltd.                 Australia

           Sinper Corporation                         Florida

           Target Corporation                         Massachusetts

           Veriteam, Inc.                             Washington

           VistaSource, Inc.                          Delaware